Exhibit 99.1

The Honest Company Reports Third Quarter 2023 Results

Third Quarter Revenue Exceeds Expectations
Transformation Initiative Drove Highest Gross Margin in Two Years(1), Supporting Positive Operating Cash Flow
Raises Revenue and Adjusted EBITDA Outlook for Full Year 2023

LOS ANGELES, Calif. – November 8, 2023 – The Honest Company (NASDAQ: HNST), a digitally-native consumer products company dedicated to creating clean- and sustainably-designed products spanning baby care, beauty, personal care, wellness and household care, today reported financial results for the three and nine months ended September 30, 2023.

“Our Transformation Initiative, which we initiated at the beginning of the year, continues to drive strong performance. The three pillars of the initiative - Brand Maximization, Margin Enhancement, and Operating Discipline - were evident in our third quarter results,” said Chief Executive Officer, Carla Vernón. “Revenue in the third quarter was an all-time record and we delivered our highest gross margin in the last two years, contributing to another quarter of positive operating cash flow. These results demonstrate the power of the Honest brand and our commitment to driving shareholder value.

The rigor we’re applying across the business, reflected in well-executed pricing, cost savings initiatives, and disciplined portfolio management, provides us positive momentum as we finish the fiscal year. Most importantly, we look forward to sharing our long-term strategy update with you next Spring.”

Third Quarter Results
(All comparisons are versus the third quarter of 2022)

This press release includes non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” at the end of this press release for more information.

Revenue increased 2% to $86 million driven by strong retail consumption, growth in the Digital channel, strong baby clothing performance, and the benefit of price increases, offset by exiting low-margin items in the club channel.

Revenue by Product Category

	For the three months ended September 30,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Diapers and Wipes	$52,584	$55,222	(5)%
Skin and Personal Care	21,221	21,992	(4)
Household and Wellness	12,364	7,366	68
Total Revenue	$86,169	$84,580	2%
_____________________

•Diapers and Wipes: Revenue from Diapers and Wipes decreased 5% due to a decline in Retail channel sales compared to expanded retail distribution in the year-ago period. While shipments declined in the third quarter, retail consumption increased 32% in the third quarter supported by new distribution.

•Skin and Personal Care: Revenue from Skin and Personal Care decreased 4%, as we scaled back low-margin personal care product offerings in the club channel, consistent with the Margin Enhancement pillar of the Transformation Initiative. Revenue in baby personal care at our key digital customer grew at a double-digit rate in the quarter.

•Household and Wellness: Revenue from Household and Wellness increased 68%, reflecting continued strong performance of the baby clothing business due to new distribution in the Retail channel.
____________

(1) Represents highest gross margin in a two year time period from the third quarter of 2021 to the third quarter of 2023.

Revenue by Channel

	For the three months ended September 30,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Digital	$40,103	$33,782	19%
Retail	46,066	50,798	(9)
Total Revenue	$86,169	$84,580	2%

	For the three months ended September 30,
	2023	2022
(Unaudited, as a percentage of revenue)
Digital	47%	40%
Retail	53%	60%
Total Revenue	100%	100%

Digital revenue increased 19%, supported by double-digit growth at our key digital customer.

Retail revenue decreased 9%, due to a combination of a shift in timing of shipments at a key retailer and also the lapping of initial distribution. Additionally, we reduced sales of low-margin items in the club channel. While retail shipments declined, we experienced 27% growth in tracked channel consumption.

Gross margin was 31.6% in the third quarter of 2023 compared to 30.3% in the third quarter of 2022. Gross margin benefited from price increases initiated in 2023, strategic reductions in trade promotion, and cost savings, partially offset by an increase in product and transportation costs. Third quarter gross margin represented a 450 basis point improvement versus the second quarter of 2023.

Operating expenses decreased $2 million in the third quarter of 2023 compared to the third quarter of 2022, reflecting higher marketing efficiency.

Net loss for the third quarter of 2023 was $8 million, including $2 million in costs related to the Transformation Initiative, compared to a net loss of $12 million in the third quarter of 2022.

Adjusted EBITDA for the third quarter of 2023 was negative $1 million, including $2 million in costs related to the Transformation Initiative. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Balance Sheet and Cash Flow

The Company ended the third quarter of 2023 with $23 million in cash, cash equivalents and short-term investments, an increase of $5 million versus the prior quarter, reflecting disciplined management of working capital, including a $3 million reduction in inventory as compared to the prior quarter. Since the beginning of the year, inventory has been reduced by 31%, or $36 million, which is significantly ahead of the Company’s initial target of a $20 million reduction in inventory in 2023. This inventory reduction has been achieved while supporting a 10% increase in year-to-date revenue. The Company continues to have no debt.

Net cash provided by operating activities was $9 million for the nine months ended September 30, 2023, a $60 million improvement compared to net cash used in operating activities of $51 million for the nine months ended September 30, 2022.

Transformation Initiative

The Company continues to see the financial and operational benefits from executing against the three pillars of its Transformation Initiative – Brand Maximization, Margin Enhancement, and Operating Discipline.

Key activities driving value include achieving cost savings throughout our supply chain, executing price increases, reducing marketing spend on low-return campaigns, exiting portions of the international and sanitization businesses, and improving working capital, including a significant reduction in inventory.

In the third quarter of 2023, the Company recognized $2 million of costs related to the Transformation Initiative. For the full year 2023, costs related to the Transformation Initiative are expected to be in the range of $11 million to $13 million, of which $6 million to $8 million are expected to be non-cash.

The Transformation Initiative is expected to result in annualized benefits in the range of $15 million to $20 million to Adjusted EBITDA, with a modest portion of these benefits reflected in third quarter results, further increasing into the fourth quarter and 2024.

See “Transformation Initiative” in the table at the end of this press release for more details on the Transformation Initiative costs.

Updated 2023 Outlook

The Company’s outlook for Fourth Quarter Revenue and Adjusted EBITDA(1) reflects continued topline momentum and margin-enhancing benefits of the Transformation Initiative.

Fourth Quarter 2023
Revenue	Low-Single Digit increase (versus Q4 2022)
Adjusted EBITDA	Flat to $(3) million

The fourth quarter revenue outlook reflects continued positive tracked channel consumption, growth in the digital channel, and the benefit of price increases, partially offset by the Transformation Initiative impact of SKU rationalization and exiting low-margin products.

The fourth quarter Adjusted EBITDA(1) outlook reflects revenue growth, significant gross margin expansion versus the year-ago period, and operating expense discipline. Included in the fourth quarter Adjusted EBITDA outlook is approximately $1.0 million in Transformation Initiative costs.

Full Year 2023
	Current Outlook	Prior Outlook
Revenue	Mid-Single to High-Single Digit increase (versus Full Year 2022)	Low-Single to Mid-Single Digit increase (versus Full Year 2022)
Adjusted EBITDA	$(15) to $(18) million	$(22) to $(26) million
____________

(1) We do not provide guidance for the most directly comparable GAAP measure, net loss, and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net loss, including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss third quarter 2023 results is scheduled for today, November 8, 2023, at 1:30 p.m. Pacific time/4:30 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BIa25c8ab664234df9a07bef5109c934ca and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•our expectations regarding our revenue, cost of revenue, operating expenses, gross margin, adjusted EBITDA and other operating results, including as a result of the Transformation Initiative, in particular with respect to our fourth quarter and full year 2023 outlook and long-term strategies, including our underlying assumptions, such as our expectation of continued challenges, as well as strengths, such as continued growth in the retail channel driven by consumption trends and additional price increases;
•our expectations regarding the costs, impacts and benefits of the Transformation Initiative, including the expected fourth quarter of 2023 and annualized benefits and timing to begin seeing such benefits;
•our ability to execute a broad-based Transformation Initiative to strengthen the Company’s cost structure, drive margin improvement, generate positive cash flow, maintain a healthy balance sheet and to enable profitable growth;
•our expectation that Transformation Initiative would continue to drive strong performance and shareholder value;
•our belief in the Honest brand and opportunity in ACV distribution and household penetration;
•our ability to focus on keeping the Honest community of consumers at the center of what we do;
•our ability to deliver sustainably-designed products that meet our Honest community’s expectations and lead category growth;
•our focus on taking action and defining a strategy to set Honest up to be a stronger, more profitable Company in 2024 and beyond;
•our ability to aggressively manage our working capital;
•that strong momentum in our business, continued strong results in tracked channels, consumer acceptance of prior and future price increases, value of the Honest brand and retail expansion are expected to offset rising consumer economic pressure and uncertainty;
•our ability to offset the high inflationary environment, including commodity prices, labor costs, input cost and transportation cost inflation with price increases, productivity and a growing revenue base;
•our ability to drive innovation, maintain cost discipline, expand our distribution footprint, and execute our pricing and cost-reduction strategies to position Honest for long-term growth, including as part of the Transformation Initiative;
•our ability to implement our strategy to deliver sustained long-term growth and profitability, including as part of the Transformation Initiative;
•our expansion with retail and digital customers;
•the effect of macroeconomic factors, such as supply chain disruptions and inflation on our business and the global economy, including our costs and expenses and shifting consumer demand between our Digital and Retail channels;
•our continued revenue growth and gross margin improvement; and
•our ability to achieve or sustain our profitability.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 16, 2023, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, respectively, filed with the Securities and Exchange Commission on May 9, 2023 and August 8, 2023, respectively, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a digitally-native consumer products company dedicated to creating clean- and sustainably-designed products spanning baby care, beauty, personal care, wellness and household care. Honest products are available via Honest.com, third-party ecommerce customers and approximately 51,000 retail locations across the United States, Canada and Europe. Based in Los Angeles, CA, the Company’s mission, to inspire everyone to love living consciously, is driven by its values of transparency, trust, sustainability and a deep sense of purpose around what matters most to its consumers: their health, their families and their homes. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Steve Austenfeld
saustenfeld@thehonestcompany.com

Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022

Revenue	$86,169	$84,580	$254,101	$231,792
Cost of revenue	58,964	58,963	183,796	161,984
Gross profit	27,205	25,617	70,305	69,808
Operating expenses
Selling, general and administrative	24,146	23,491	74,995	63,068
Marketing	9,110	12,140	28,605	38,121
Restructuring	357	—	2,104	—
Research and development	1,584	1,725	4,638	5,643
Total operating expenses	35,197	37,356	110,342	106,832
Operating loss	(7,992)	(11,739)	(40,037)	(37,024)
Interest and other income (expense), net	(71)	(29)	(269)	657
Loss before provision for income taxes	(8,063)	(11,768)	(40,306)	(36,367)
Income tax provision	35	20	75	60
Net loss	$(8,098)	$(11,788)	$(40,381)	$(36,427)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.09)	$(0.13)	$(0.43)	$(0.40)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	95,179,604	92,460,987	94,137,244	92,020,423

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	—	37	33	(42)
Comprehensive loss	$(8,098)	$(11,751)	$(40,348)	$(36,469)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$23,103	$9,517
Short-term investments	—	5,650
Accounts receivable, net	38,203	42,334
Inventories	79,507	115,664
Prepaid expenses and other current assets	8,770	15,982
Total current assets	149,583	189,147
Operating lease right-of-use asset	25,266	29,947
Property and equipment, net	13,883	14,327
Goodwill	2,230	2,230
Intangible assets, net	327	370
Other assets	4,249	4,578
Total assets	$195,538	$240,599
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,491	$24,755
Accrued expenses	31,164	38,010
Deferred revenue	1,861	815
Total current liabilities	51,516	63,580
Long term liabilities
Operating lease liabilities, net of current portion	23,791	29,842
Other long-term liabilities	222	817
Total liabilities	75,529	94,239
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at September 30, 2023 and December 31, 2022, none issued or outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,000,000,000 and 150,000,000 shares authorized at September 30, 2023 and December 31, 2022, respectively; 95,562,477 and 92,907,351 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	9	9
Additional paid-in capital	600,211	586,213
Accumulated deficit	(480,211)	(439,830)
Accumulated other comprehensive loss	—	(32)
Total stockholders’ equity	120,009	146,360
Total liabilities and stockholders’ equity	$195,538	$240,599

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(40,381)	$(36,427)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,021	2,025
Stock-based compensation	13,892	11,360
Other	4,680	4,805
Changes in assets and liabilities:
Accounts receivable, net	4,132	(7,087)
Inventories	36,158	(24,609)
Prepaid expenses and other assets	7,498	(3,228)
Accounts payable, accrued expenses and other long-term liabilities	(13,875)	7,604
Deferred revenue	1,046	49
Operating lease liabilities	(5,740)	(5,161)
Net cash provided by (used in) operating activities	9,431	(50,669)
Cash flows from investing activities
Purchases of short-term investments	—	(12,782)
Proceeds from maturities of short-term investments	5,683	38,219
Purchases of property and equipment	(1,588)	(1,433)
Net cash provided by investing activities	4,095	24,004
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	—	(37)
Proceeds from exercise of stock options	4	122
Proceeds from 2021 ESPP	102	157
Payments on finance lease liabilities	(46)	(281)
Net cash provided by (used in) financing activities	60	(39)
Net increase (decrease) in cash and cash equivalents	13,586	(26,704)
Cash and cash equivalents
Beginning of the period	9,517	50,791
End of the period	$23,103	$24,087

Reconciliation of cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$23,103	$24,087
Total cash, cash equivalents and restricted cash	$23,103	$24,087

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$25	$92

The Honest Company, Inc.
Use of Non-GAAP Financial Measures

We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA, which is a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) CEO and CFO transition expenses and (7) restructuring expenses in connection with the Transformation Initiative.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO and CFO transition expenses and restructuring expenses in connection with the Transformation Initiative. In addition, our use of adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA alongside other financial measures, including our net income (loss), revenue and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2023	2022	2023	2022
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(8,098)	$(11,788)	$(40,381)	$(36,427)
Interest and other (income) expense, net	71	29	269	(657)
Income tax provision	35	20	75	60
Depreciation and amortization	681	639	2,021	2,025
Stock-based compensation(1)	3,707	3,900	13,892	11,360
Securities litigation expense	1,374	1,612	4,325	2,607
CEO and CFO transition expense(2)	808	—	2,085	—
Restructuring costs(3)	357	—	2,104	—
Payroll tax expense related to stock-based compensation	9	14	122	81
Adjusted EBITDA	$(1,056)	$(5,574)	$(15,488)	$(20,951)
__________________

(1) Includes accelerated equity awards related to prior separation agreements of $0.5 million and $3.1 million with our former CEO and CFO during the three and nine months ended September 30, 2023, respectively. Additionally, includes extension of post-termination stock option exercise periods for certain former executives, resulting in stock-based compensation expense of $0.5 million during the three months ended September 30, 2023.
(2) Includes sign-on bonus, relocation, legal and separation costs.
(3) Refer to Transformation Initiative table below for items included in restructuring expense.

The Honest Company, Inc.
Transformation Initiative

(In millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023 (expected)			Full Year 2023 (expected)
Restructuring costs(1)	$1.4	$0.4	$0.4	TBD			TBD
Other related costs(2)				TBD			TBD
Revenue	$0.5	$—	$(0.1)
Cost of revenue	2.7	0.6	0.6
Selling, general and administrative expense	2.4	0.4	1.4
Subtotal	$5.6	$1.0	$1.9	TBD			TBD
Total Transformation Initiative-related costs:	$7.0	$1.4	$2.3	$0.3	—	$2.3	$11.0	—	$13.0
Non-cash costs							$6.0	—	$8.0
Cash-related costs							$4.0	—	$5.0

The Company may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with the Transformation Initiative.
_____________

(1) Restructuring costs (reflected in Operating Expenses) include employee-related costs, asset-related costs and contract terminations related to exiting unprofitable geographical locations.
(2) Other Transformation Initiative-related costs include product returns, chargebacks and markdowns recorded as a reduction to revenue. Inventory reserves, write-downs or destruction costs as a direct result of a restructuring in connection with Transformation Initiative to exit certain products or locations are recorded as cost of revenue. Selling, general and administrative expenses include donation expense.